SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2003

THQ INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

Commission File Number: 0-18813

13-3541686
(I.R.S. employer identification no.)

27001 Agoura Road, Suite 325
Calabasas Hills, California 91301
(Address of principal executive offices, including zip code)

(818) 871-5000
(Registrant’s telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits.

Exhibit Number	Description
99.1	Press release dated July 24, 2003 of THQ Inc.

Item 9.  Regulation FD Disclosure:  In accordance with Securities and Exchange Commission Release Nos. 33-8216 and 34-47583, the following information, which is being furnished pursuant to Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.”

In a press release dated July 24, 2003, THQ Inc. (the “Company”) announced earnings for the quarter ended June 30, 2003.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.  This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 and is not incorporated by reference into any registration statement filed under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/S/ Brian J. Farrell
Brian J. Farrell,
Chairman of the Board of Directors, President and Chief Executive Officer
Date: July 24, 2003